UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

STREAM GLOBAL SERVICES, INC.

(Exact name of registrant as Specified in its Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3285 Northwood Circle, Eagan Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 288-2979

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                        Entry into a Material Definitive Agreement

On March 13, 2013, Stream Global Services, Inc. (“Stream” or the “Company”) issued an additional $30 million aggregate principal amount of 11.25% senior secured notes due 2014 (the “Notes”).  The Notes were issued pursuant to an indenture, dated as of October 1, 2009 (the “Original Indenture” and as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”),  dated as of March 13, 2013, the “Indenture”), among the Company, certain subsidiaries of the Company (the “Note Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes were issued by the Company at an initial offering price of 102.0% of the principal amount plus accrued interest from October 1, 2012. The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Original Indenture, a copy of which was previously filed as Exhibit 4.1 to Stream’s Current Report on form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2009, and the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, each of which is incorporated herein by reference.

The terms of the Notes are identical to the $200 million of 11.25% senior secured notes due 2014 issued on October 1, 2009 (the “Existing Notes”). The Notes and the Existing Notes will be treated as a single class for all purposes under the indenture (including, without limitation, waivers, amendments, redemptions and other offers to purchase) and the Notes will rank equally with the Existing Notes. Because nearly all of the Existing Notes are now unrestricted, the Notes and the Existing Notes will initially have different CUSIP numbers. Following the consummation of the exchange offer for the Notes, it is expected that all of the Notes exchanged in the exchange offer and nearly all of the Existing Notes will have the same CUSIP number and will be fungible.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the issuance of the Notes, the Company and the Note Guarantors entered into an exchange and registration rights agreement, dated March 13, 2013, with the initial purchasers of the Notes. Under the terms of the exchange and registration rights agreement, the Company and the Note Guarantors are required to, unless the exchange offer would not be permitted by applicable law or SEC policy, to use commercially reasonable efforts to consummate an offer to exchange the Notes for equivalent registered notes on or prior to 135 days after the closing of the notes offering. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the exchange and registration rights agreement provides that the Company and the Note Guarantors shall file a shelf registration statement for the resale of the Notes. If the Company and the Note Guarantors default on their registration obligations under the exchange and registration rights agreement, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured.  The description of the exchange and registration rights agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the exchange and registration rights agreement, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                                                                 Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated March 13, 2013, by and among Stream Global Services, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2

Exchange and Registration Rights Agreement, dated as of March 13, 2013, by and among Stream Global Services, Inc., the Guarantors listed on the signature pages thereto and the Purchasers named therein.

99.1	Press Release dated March 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stream Global Services, Inc.

Dated: March 13, 2013	By:	/s/ Michael Henricks
Michael Henricks
Chief Financial Officer